UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 24, 2014

Immediatek, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Airport Freeway, Suite 200
Bedford, Texas	76021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 661-6565

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On June 24, 2014, Officeware Corporation, a wholly owned subsidiary of Immediatek, Inc. (“Officeware”), entered into a Software Reseller and License Agreement (the “Agreement”) with Konica Minolta Business Solutions U.S.A. (“Konica Minolta”).  Pursuant to the Agreement, Officeware will license its FilesAnywhere software solution to Konica Minolta and Konica Minolta’s authorized dealers for resale to Konica Minolta customers.  Officeware will also provide Konica Minolta with sales, maintenance, and secondary support services for the software.

In addition to monthly support and maintenance fees, Konica Minolta will pay Officeware a license fee for each individual end user of the software in accordance with a set schedule contained in the Agreement.  Accordingly, the total amount of revenue realized by Officeware under the Agreement will be dependent on the total number of end users of the software.  The multi-year Agreement will automatically renew upon expiration of the initial term unless either party provides a termination notice to the other party at least 180 days prior to the end of the then-effective term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc., a Nevada corporation

Date: June 30, 2014	By:	/s/ Timothy Rice
Name: Timothy Rice
Title: President